UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2021

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed on April 15, 2021 with the Securities and Exchange Commission (the “SEC”) by United Rentals, Inc., a Delaware corporation (“URI”), United Rentals (North America), Inc., a Delaware corporation and a wholly owned subsidiary of URI (“URNA”), is party to an Agreement and Plan of Merger, dated as of April 15, 2021 (the “Merger Agreement”), with General Finance Corporation, a Delaware corporation (“GFN”) and UR Merger Sub VI Corporation, a Delaware corporation and a wholly owned subsidiary of URNA (“Merger Sub”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on April 26, 2021, Merger Sub commenced a cash tender offer (the “Offer”) to acquire any and all of the outstanding shares of GFN’s common stock, par value $0.0001 per share (the “Shares”), at a price of $19.00 per Share (the “Offer Price”), net to the holder thereof in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 26, 2021 (as amended or supplemented), and the related letter of transmittal.

The Offer expired at 12:00 midnight, New York time, at the end of the day of Friday, May 21, 2021 (the “Expiration Time”), as scheduled, and was not extended. Continental Stock Transfer & Trust Company, LLC, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Merger Sub that, as of the Expiration Time, a total of 27,625,450 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 91.4% of the outstanding Shares. The Depositary and Paying Agent also advised URNA and Merger Sub that, as of the Expiration Time, it received notices of guaranteed delivery with respect to 156,352 additional Shares, representing approximately 0.5% of the outstanding Shares.

As a result, on May 24, 2021, Merger Sub accepted for payment (such time of acceptance for payment, the “Offer Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares will be made promptly to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

On May 25, 2021, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into GFN, with GFN continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, GFN became a subsidiary of URNA. The Merger was effected without a vote or meeting of GFN stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by any stockholders who properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger, and (ii) Shares owned by GFN, URNA or Merger Sub, which Shares will be cancelled and cease to exist) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, net to the holder thereof in cash, without interest, less any applicable withholding of taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (1) each outstanding option to purchase Shares granted under GFN’s Amended and Restated 2014 Stock Incentive Plan and 2009 Stock Incentive Plan, in each case, as amended from time to time (collectively, the “Stock Plans” and, such option, a “Company Option”) whether vested or unvested, were cancelled and entitled the holder thereof to receive (without interest), an amount in cash equal to the product of (x) the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share of such Company Option, less applicable taxes required to be withheld with respect to such payment; (2) any vesting conditions applicable to each outstanding award of Shares of restricted stock granted under the Stock Plans (“Company Restricted Stock”) accelerated in full and were converted into, and became exchanged for the Offer Price, net to the seller in cash, without interest (less applicable taxes required to be withheld with respect to such vesting), payable in respect of Shares pursuant to the Merger Agreement; and (3)(A) any vesting conditions applicable to each outstanding restricted stock unit granted under the Stock Plans. (“Company RSU”), accelerated in full, and (B) each Company RSU was cancelled and entitled the holder of such Company RSU to receive (without interest), an amount in cash equal to (x) the number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Offer Price, less applicable taxes required to be withheld with respect to such payment.

The aggregate consideration paid by Merger Sub in the Offer and Merger and the aggregate related fees and expenses totaled approximately $996 million, including the assumption of $400 million of net debt. URNA funded such amounts from cash on hand and available borrowing capacity under URNA’s existing senior secured asset-based revolving credit facility.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by URI with the SEC on April 15, 2021, and is incorporated by reference into this Item 2.01.

Item 8.01. Other Events.

Redemption of Series B 8% Cumulative Preferred Stock

On May 25, 2021, immediately following the Merger, GFN gave notice of its intention to redeem all of its outstanding shares of its Series B 8% Cumulative Preferred Stock (the “Series B Preferred Stock”) (the “Series B Preferred Stock Redemption”). The Series B Preferred Stock Redemption is in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B 8% Cumulative Preferred Stock of General Finance Corporation, dated as of December 3, 2008 (the “Series B Preferred Stock Designation”). There are 50,000 aggregate number of Series B Preferred Stock, or $50,000,000 aggregate liquidation preference, currently outstanding. The redemption date for the Series B Preferred Stock is June 14, 2021 (the “Series B Redemption Date”). Under the terms of the Series B Preferred Stock, the redemption price will be $1,000.00 per share, plus all accrued but unpaid dividends for such Series B Preferred Stock.

Redemption of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock

On May 25, 2021, immediately following the Merger, GFN gave notice of its intention to redeem all of its outstanding shares of its 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) (the “Series C Preferred Stock Redemption”). The Series C Preferred Stock Redemption is in accordance with the terms of the Certificate of Designations, Preferences and Rights of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock of General Finance Corporation, dated as of February 11, 2019 (the “Series C Preferred Stock Designation”). There are 400,000 aggregate number of Series C Preferred Stock, or $40,000,000 aggregate liquidation preference, currently outstanding. The redemption date for the Series C Preferred Stock is June 24, 2021 (the “Series C Redemption Date”). Under the terms of the Series C Preferred Stock, the redemption price will be $100.00 per share, plus all accrued but unpaid dividends for such Series C Preferred Stock to, but not including, the Series C Redemption Date.

Redemption of 7.875% Senior Securities Due 2025 and Satisfaction and Discharge of the Indenture

On May 25, 2021, immediately following the Merger, GFN gave notice of its intention to redeem all of its outstanding $69,000,000 aggregate principal amount 7.875% Senior Securities due 2025 (CUSIP Number 369822 804) (the “Notes”) on June 24, 2021 (the “Notes Redemption Date”), at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed; and (b) the excess, if any, of (A) the present value at the Notes Redemption Date of: (i) the redemption price of Note on October 31, 2022 (104.50% of the principal amount but excluding accrued and unpaid interest to the Notes Redemption Date) plus (ii) all remaining scheduled interest payments due on the Notes through October 31, 2022 (but excluding accrued and unpaid interest to the Notes Redemption Date), discounted to the Notes Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over (B) the principal amount of the Notes on the Notes Redemption Date; plus, in either case of (a) or (b), accrued and unpaid interest, if any, to the Notes Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms of the Indenture, dated as of June 18, 2014 (the “Base Indenture”), among GFN and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee and the Third Supplemental Indenture, dated as of October 27, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among GFN, The Bank of New York Mellon Trust Company, N.A., as Series Trustee (the “Trustee”), and Wells Fargo, as Original Trustee.

GFN has instructed the Trustee to distribute a notice of redemption to all registered holders of the Notes on May 25, 2021. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from the Trustee by calling 800-254-2826.

URNA has irrevocably deposited with the Trustee sufficient funds to fund the redemption of the Notes on the Notes Redemption Date. As a result, GFN has been released from its obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of May 25, 2021.

The notice of redemption does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

Exhibits (d).

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 15, 2021, by and among General Finance Corporation, United Rentals (North America), Inc., and UR Merger Sub VI Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by United Rentals, Inc. on April 15, 2021).
10.1	Form of Tender and Support Agreement, dated April 15, 2021, by and among United Rentals (North America), Inc., UR Merger Sub VI Corporation and certain stockholders of General Finance Corporation (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by United Rentals, Inc. on April 15, 2021).
99.1	Press release, dated May 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021

UNITED RENTALS, INC.

By:	/s/ Craig A. Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President – Chief Administrative Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig A. Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President – Chief Administrative Officer